    As filed with the Securities and Exchange Commission on April 2, 2002
                                                      Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                           -------------------------

                                DOUBLECLICK INC.
               (Exact name of issuer as specified in its charter)

                         Delaware                                              13-3870996
(State or other jurisdiction of incorporation or organization)      (IRS Employer Identification No.)

                              450 West 33rd Street
                            New York, New York 10001
               (Address of principal executive offices) (Zip Code)

                           -------------------------

                       MessageMedia, Inc. 1995 Stock Plan
              MessageMedia, Inc. 1999 Non-Officer Stock Option Plan
             Decisive Technology Corporation 1996 Stock Option Plan
                        Randall Bachmeyer Agreement No. 1
                        Randall Bachmeyer Agreement No. 2
                           Christopher Buss Agreement
                               Jon Clark Agreement
                             Daniel Foster Agreement
                            Laurence Jones Agreement
                              Gerald Poch Agreement

                            (Full title of the plans)

                           -------------------------

                                  Kevin P. Ryan
                             Chief Executive Officer
                                DoubleClick Inc.
                              450 West 33rd Street
                            New York, New York 10001
                     (Name and address of agent for service)
                                 (212) 683-0001
          (Telephone number, including area code, of agent for service)

                           -------------------------

                         CALCULATION OF REGISTRATION FEE

                                            Amount to be      Offering Price        Aggregate           Amount of
 Title of Securities to be Registered      Registered (1)      per Share(2)       Offering Price     Registration Fee
----------------------------------------------------------------------------------------------------------------------
MessageMedia, Inc. 1995 Stock Plan
Common Stock, $0.001 par value                 67,089           $270.28           $18,132,565.16       $1,668.20
----------------------------------------------------------------------------------------------------------------------
MessageMedia, Inc. 1999 Non-Officer
Stock Option Plan,
Common Stock $0.001 par value                  16,567           $303.37           $ 5,026,004.97       $  462.39
----------------------------------------------------------------------------------------------------------------------
Decisive Technology Corporation 1996
Stock Option Plan
Common Stock, $0.001 par value                     15           $218.72           $     3,280.73       $     .30
----------------------------------------------------------------------------------------------------------------------
Randall Bachmeyer Agreement No. 1
Common Stock, $0.001 par value                    625           $240.03           $   150,018.75       $   13.80
----------------------------------------------------------------------------------------------------------------------
Randall Bachmeyer Agreement No. 2
Common Stock, $0.001 par value                  2,652           $ 64.65           $   171,451.80       $   15.77
----------------------------------------------------------------------------------------------------------------------
Christopher Buss Agreement
Common Stock, $0.001 par value                    281           $ 64.65           $    18,166.65       $    1.67
----------------------------------------------------------------------------------------------------------------------
Jon Clark Agreement
Common Stock, $0.001 par value                  2,101           $ 64.65           $   135,829.65       $   12.50
----------------------------------------------------------------------------------------------------------------------
Daniel Foster Agreement
Common Stock, $0.001 par value                     81           $ 64.65           $     5,236.65       $     .48
----------------------------------------------------------------------------------------------------------------------
Laurence Jones Agreement
Common Stock, $0.001 par value                 20,864           $429.85           $ 8,968,390.40       $  825.09
----------------------------------------------------------------------------------------------------------------------
Gerald Poch Agreement
Common Stock, $0.001 par value                  1,454           $472.84           $   687,509.36       $   63.25
----------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of the Common Stock of DoubleClick Inc. (the "Registrant") which become issuable under the MessageMedia, Inc. 1995 Stock Plan, the MessageMedia, Inc. 1999 Non-Officer Stock Option Plan, the Decisive Technology Corporation 1996 Stock Option Plan, the Randall Bachmeyer Agreement No. 1, the Randall Bachmeyer Agreement No. 2, the Christopher Buss Agreement, the Jon Clark Agreement, the Daniel Foster Agreement, the Laurence Jones Agreement and the Gerald Poch Agreement (collectively, "the MessageMedia Options") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.


================================================================================

Explanatory Note:

         This Form S-8 is being filed to make certain corrections to the Form S-8 filed by the Registrant on January 24, 2002, registration no. 333-81398. The 111,168 shares of Common Stock referenced on such prior registration statement are being deregistered by the Registrant.


                                     PART II
               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

         The Registrant hereby incorporates by reference in this Registration Statement the following documents previously filed with the SEC:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the SEC on March 29, 2002;

         (b) The Registrant's Current Reports on Form 8-K filed with the SEC on January 16, 2002, January 29, 2002, and February 11, 2002; and

         (c) The Registrant's Registration Statement No. 000-23709 on Form 8-A filed with the SEC on February 2, 1998 and amended on February 9, 1998 and December 1, 1998, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Capital Stock

         Inapplicable.

Item 5.  Interests of Named Experts and Counsel

         Inapplicable.

Item 6.  Indemnification of Directors and Officers

         The amended and restated certificate of incorporation of the Registrant provides that, except to the extent prohibited by the Delaware General Corporation Law (the "DGCL"), no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director. Under the DGCL, the directors have a fiduciary duty to the Registrant which is not eliminated by this provision of the amended and restated certificate of incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violation of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by the DGCL. This provision also does not affect the directors' responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws. The Registrant has obtained liability insurance for its officers and directors.

         Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision does not eliminate or limit the liability of the director: (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under a corporation's certificate of incorporation or bylaws, any agreement, a vote of stockholders or otherwise. The Registrant's amended and restated certificate of incorporation eliminates the personal liability of directors to the fullest extent permitted by the DGCL and provides that the Registrant shall fully indemnify any person who was or is a party or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

Item 7.  Exemption from Registration Claimed

         Inapplicable.

Item 8.  Exhibits

Exhibit
Number       Exhibit
------       -------
4            Instruments Defining Rights of Stockholders. Reference is made to
             Registrant's Registration Statement No. 000-23709 on Form 8-A, and
             the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d) of this Registration Statement
5            Opinion of Brobeck, Phleger & Harrison LLP
23.1         Consent of PricewaterhouseCoopers LLP, Independent Accountants
23.2         Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5
24           Power of Attorney
99.1         MessageMedia, Inc. 1995 Stock Plan
99.2         MessageMedia, Inc. 1999 Non-Officer Stock Option Plan
99.3         Decisive Technology Corporation 1996 Stock Option Plan
99.4         Randall Bachmeyer Agreement No. 1
99.5         Randall Bachmeyer Agreement No. 2
99.6         Christopher Buss Agreement
99.7         Jon Clark Agreement
99.8         Daniel Foster Agreement
99.9         Laurence Jones Agreement
99.10        Gerald Poch Agreement
99.11        Form of Assumption Agreement
99.12        Form of Non-Plan Assumption Agreement

Item 9.  Undertakings

         A. The Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses
(1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or
Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
Registrant.

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 2nd day of April, 2002.

                                       DoubleClick Inc.

                                       By: /s/ Kevin P. Ryan
                                          ------------------------------------
                                          Kevin P. Ryan
                                          Chief Executive Officer and Director


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signatures                                      Title                       Date
---------------------------------------  ---------------------------------------    -------------------
                  *                      Chairman of the Board
---------------------------------------
           Kevin J. O'Connor

          /s/ Kevin P. Ryan              Chief Executive Officer (principal           April 2, 2002
---------------------------------------  executive officer) and Director
             Kevin P. Ryan

                  *                      Director
---------------------------------------
          Dwight A. Merriman

                  *                      Director
---------------------------------------
            David N. Strohm

                  *                      Director
---------------------------------------
           Mark E. Nunnelley

                  *                      Director
---------------------------------------
           W. Grant Gregory

                  *                      Director
---------------------------------------
              Don Peppers

                  *                      Director
---------------------------------------
           Thomas S. Murphy

                  *                      Chief Financial Officer (principal
---------------------------------------  financial officer)
             Bruce Dalziel

                  *                      Vice President of Corporate Finance
---------------------------------------  (principal accounting officer)
            Thomas Etergino


*By:        /s/ Kevin P. Ryan
    ------------------------------------
              Kevin P. Ryan
            Attorney-In-Fact

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933

                                DOUBLECLICK INC.

                                  EXHIBIT INDEX

Exhibit
Number           Exhibit
--------         -------
4                Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-23709 on Form
                 8-A, and the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d) of this Registration
                 Statement
5                Opinion of Brobeck, Phleger & Harrison LLP
23.1             Consent of PricewaterhouseCoopers LLP, Independent Accountants
23.2             Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5
24               Power of Attorney
99.1             MessageMedia, Inc. 1995 Stock Plan
99.2             MessageMedia, Inc. 1999 Non-Officer Stock Option Plan
99.3             Decisive Technology Corporation 1996 Stock Option Plan
99.4             Randall Bachmeyer Agreement No. 1
99.5             Randall Bachmeyer Agreement No. 2
99.6             Christopher Buss Agreement
99.7             Jon Clark Agreement
99.8             Daniel Foster Agreement
99.9             Laurence Jones Agreement
99.10            Gerald Poch Agreement
99.11            Form of Assumption Agreement
99.12            Form of Non-Plan Assumption Agreement